EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 26, 2014, with respect to the consolidated financial statements and financial statement schedule included in the Annual Report of BioFuel Energy Corp. on Form 10-K for the year ended December 31, 2013. We hereby consent to the incorporation by reference of said report in the Registration Statement of BioFuel Energy Corp. on Form S-8 (File No. 333-143884, effective June 19, 2007).

/s/ GRANT THORNTON LLP

Denver, Colorado

March 26, 2014